                              AMENDED AND RESTATED



                       LIMITED LIABILITY COMPANY AGREEMENT



                                       OF



                          GOLDEN PRESS HOLDING, L.L.C.









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                                TABLE OF CONTENTS

                                                              Page


ARTICLE I. DEFINITIONS AND CHARACTERIZATION......................1
   1.1.  Definitions.............................................1
   1.2.  Tax Characterization and Additional Tax Terms...........4

ARTICLE II. FORMATION............................................5
   2.1.  Organization............................................5
   2.2.  Name ...................................................6
   2.3.  Term....................................................6
   2.4.  Registered Agent and Office.............................6
   2.5.  Principal Office........................................6

ARTICLE III. PURPOSE; NATURE OF BUSINESS.........................6
   3.1.  Purpose.................................................6

ARTICLE IV. ACCOUNTING AND RECORDS...............................6
   4.1.  Records to be Maintained................................6
   4.2.  Tax Returns and Reports.................................7

ARTICLE V. MEMBERS...............................................7
   5.1.  Names and Addresses.....................................7
   5.2.  Admission of New Members................................7
   5.3.  Pre-emptive Rights......................................7

ARTICLE VI. RIGHTS AND DUTIES OF MEMBERS.........................8
   6.1.  Management..............................................8
   6.2.  Liability of Members....................................9
   6.3.  Conflicts of Interest...................................9
   6.4.  Exculpation and Indemnification of Members.............10

ARTICLE VII. CONTRIBUTIONS AND CAPITAL ACCOUNTS.................11
   7.1.  Contributions..........................................11
   7.2.  No Obligation to Restore Deficit Balance...............11
   7.3.  Withdrawal; Successors.................................11
   7.4.  Interest...............................................11
   7.5.  No Personal Liability..................................11
   7.6.  Capital Account........................................11

ARTICLE VIII. ALLOCATIONS AND DISTRIBUTIONS.....................11
   8.1.  Determination of Profits and Losses....................11
   8.2.  Allocations............................................11
   8.3.  Distributions..........................................12

ARTICLE IX. TAX MATTERS.........................................15
   9.1.  Tax Matters Member.....................................15
   9.2.  Mandatory Section 754 Election.........................15



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ARTICLE X. TRANSFER OF MEMBERSHIP INTERESTS...............................15
   10.1.  Transfer of Securities..........................................15
   10.2.  Transfer to Affiliates..........................................15
   10.3.  Conditions to Transfer..........................................16
   10.4.  Call and Put Option Upon Termination of Snyder's Employment.....17
   10.5   Withdrawal By Diller............................................18
   10.6.  Injunctive Relief...............................................18

ARTICLE XI. DISSOLUTION AND WINDING UP....................................19
   11.1.  Dissolution.....................................................19
   11.2.  Effect of Dissolution...........................................19
   11.3.  Distribution of Assets on Dissolution...........................19
   11.4.  Winding Up and Filing Articles of Cancellation..................20

ARTICLE XII. MISCELLANEOUS................................................21
   12.1.  Notices.........................................................21
   12.2.  Waiver..........................................................21
   12.3.  Headings........................................................21
   12.4.  Binding Agreement...............................................21
   12.5.  Saving Clause...................................................21
   12.6.  Counterparts....................................................22
   12.7.  Governing Law...................................................22
   12.8.  No Partnership Intended for Non-Tax Purposes....................22
   12.9.  No Rights of Creditors and Third Parties under Agreement........22
   12.10.  General Interpretive Principles................................22
   12.11.  Waiver of Partition............................................23
   12.12.  Entire Agreement...............................................23



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            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT


                                       OF

                          GOLDEN PRESS HOLDING, L.L.C.



This Amended and Restated Limited Liability Company Agreement of Golden Press Holding, L.L.C., a Delaware limited liability company, by and among the Company and the Persons executing this Agreement, is entered into as of May 8, 1996, shall be effective as of the Effective Date and amends and restates the Limited Liability Company Agreement of Golden Press Holding, L.L.C. entered into among said Persons (or Affiliates thereof) as of January 31, 1996.

                                   ARTICLE I.
                        DEFINITIONS AND CHARACTERIZATION

         1.1. Definitions. For purposes of this Agreement (as defined below), unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                  Act.  Delaware Limited Liability Company Act, as amended.

                  Affiliate. Any Person, directly or indirectly, controlling, controlled by or under common control with such Person. For such purposes, "control" is used as defined in Rule 405 under the Securities Act; provided that, in respect of WPV, Affiliate shall not include any portfolio company of WPV or of any other investment fund managed by WPV or its Affiliates (other than the Portfolio Company).

                  Agreement. This Amended and Restated Limited Liability Company Agreement including all amendments adopted in accordance with this Agreement and the Act.

                  Business Day. Any day other than Saturday, Sunday or such other day on which banking institutions in New York, New York, are authorized or obligated to close.

                  Capital Account. The account maintained for a Member determined in accordance with Article VII.

                  Capital Contribution. Any contribution of Property made by or on behalf of a Member.

                  Cause shall have the meaning set forth in the Employment Agreement.



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                  Certificate.  The Certificate of Formation of the Company,
as amended from time to time and filed with the Department of State of Delaware.

                  Combined Regular Membership Interest Percentage. The sum of WPV's and RS's Regular Membership Interest Percentages.

                  Company. Golden Press Holding, L.L.C., a limited liability company formed under the laws of the State of Delaware, and any successor limited liability company.

                  Diller. Barry Diller or any permitted transferee thereof under Section 10.2 hereof (including, without limitation, Arrow Holdings, LLC, a California limited liability company).

                  Disability shall have the meaning set forth in the Employment Agreement.

                  Dissolution Event. An event, the occurrence of which will result in the dissolution of the Company under Article XII.

                  Distribution. A transfer of Property to a Member on account of a Membership Interest as described in Article VIII.

                  Effective Date.  January 31, 1996.

                  Employment Agreement means the Employment Agreement between the Portfolio Company and Snyder dated as of the Effective Date, and the successor agreement therto entered into between the Portfolio Company and Synder, including any Stock Option Agreements entered into in connection thereto.

                  Employment Period shall have the meaning set forth in the Employment Agreement.

                  Fiscal Year.  The calendar year.

                  Good Reason shall have the meaning set forth in the Employment Agreement.

                  Liquid Securities. Securities that are tradable on a Recognized Securities Exchange, without any legal or contractual restriction other than the rules of such Recognized Securities Exchange.

                  Liquidation Notice shall have the meaning set forth in
Section 10.4(b) and 11.1(d) hereof.

                  Majority Members. Members whose Regular Membership Interest Percentages represent a majority of the Regular Membership Interest Percentages outstanding.

                  Member.  A Person executing this Agreement as a Member.



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                  Membership Admission. The sale or issuance by the Company of any Membership Interest to any Person, whether or not such Person, immediately prior to the time of such sale or issuance, was a Member.

                  Membership Interest. The rights of a Member to Distributions (liquidating or otherwise) and allocations of the Profits and Losses, gains, deductions and credits of the Company.

                  Person. An individual, trust, estate, corporation, partnership, joint venture, limited liability company, business trust or unincorporated association.

                  Portfolio Company. Golden Books Family Entertainment, Inc. (f/k/a Western Publishing Group, Inc.), a Delaware corporation, or any successor thereto.

                  Principal Office. The Principal Office of the Company set forth in Section 2.6.

                  Property. Any property, real or personal, tangible or intangible, including money and securities, and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

                  Purchase Closing. The consummation of the sale and purchase of securities of the Portfolio Company pursuant to the Securities Purchase Agreement.

                  Recognized Securities Exchange. The Nasdaq National Market, the New York Stock Exchange, Inc., the American Stock Exchange, Inc., the International Stock Exchange of the United Kingdom and the Republic of Ireland, Ltd. or the Toronto Stock Exchange.

                  Registration Rights Agreement. The registration rights agreement, dated as of the Purchase Closing between the Portfolio Company and the Company, as the same may be hereafter modified or amended.

                  Regular Membership Interest. A Membership Interest (or portion thereof) that does not have any right to distributions set forth in clause (y) of Section 8.3(a)(ii), (iii), (iv) and (v).

                  Regular Membership Interest Percentage. With respect to each Member, the percentage of all the Members' aggregate Capital Contributions as is represented by such Member's aggregate Capital Contributions, such that the sum of all the Members' Regular Membership Interest Percentages shall equal 100%.

                  RS.  Snyder or any permitted transferee thereof under
Section 10.2 hereof.



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                  Securities Purchase Agreement.  Securities Purchase
Agreement, dated as of the Effective Date, between the Company and the Portfolio Company.

                  Snyder.  Richard E. Snyder.

                  Transfer. Any direct or indirect sale, assignment, pledge, hypothecation or other disposition or encumbrance of Membership Interests or the right to receive allocations of Profits and Losses (as defined in Section 1.2) or Distributions in connection therewith, whether voluntary or involuntary. For this purpose, an "indirect transfer" includes a transfer of an interest in an entity holding an interest in the Company; provided, that a Transfer shall not include a Transfer of an interest in WPV.

                  WPV. Warburg, Pincus Ventures, L.P., a Delaware limited partnership, or any permitted transferee thereof pursuant to Section 10.2 hereof.

         1.2. Tax Characterization and Additional Tax Terms. It is intended that the Company be characterized and treated as a partnership for, and solely for, federal, state and local income tax purposes. For such purpose, (i) the Company shall be subject to all the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code (as defined below), (ii) all references to a "Partner," to "Partners" and to the "Partnership" in the provisions of the Code and Tax Regulations (as defined below) cited in this Agreement shall be deemed to refer to a Member, Members and the Company, respectively. In addition, the following terms shall have the following meanings:

                  Book Value. (a) In General. Except as set forth below, Book Value of any Property is its adjusted basis for federal income tax purposes.

                           (b)      Adjustments.  The Book Values of all the
Property may be adjusted by the Company to equal gross fair market value, as reasonably determined by the Majority Members, as of the following times: (i) the admission of a new Member to the Company or acquisition by an existing Member of an additional interest in the Company from the Company; (ii) the distribution by the Company of money or property to a retiring or continuing Member in consideration for the retirement of all or a portion of such Member's interest in the Company; (iii) the termination of the Company for Federal income tax purposes pursuant to section 708(b)(2)(b) of the Code; and
(iv) such other times as determined by the Majority Members.

                           (c)      Depreciation and Amortization.  The Book
Value of Property shall be adjusted for the depreciation and amortization of such asset taken into account in computing

Profits and Losses and for Company expenditures and transactions that increase or decrease the asset's federal income tax basis.

                  Code.  The Internal Revenue Code of 1986, as amended.

                  Profits and Losses. For each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                           (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

                           (ii) Any expenditures of the Company described in
         Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Tax Regulations, and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

                           (iii) Any adjustment made to Book Value of Property of the Company pursuant to this Section 1.2.

                  Tax Matters Member. WPV or such other Member designated pursuant to Section 9.1.

                  Tax Regulations. The federal income tax regulations promulgated by the United States Treasury Department under the Code as such Tax Regulations may be amended from time to time. All references herein to a specific section of the Tax Regulations shall be deemed also to refer to any corresponding provision of succeeding Tax Regulations.

                                   ARTICLE II.
                                    FORMATION

         2.1. Organization. The Members hereby organize the Company as a Delaware limited liability company pursuant to the provisions of the Act.

         Except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Tax Regulations or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be deemed to be amended to the least extent necessary in order to make this Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

         2.2. Name. The name of the Company is Golden Press Holding, L.L.C., and all business of the Company shall be conducted under that name.

         2.3. Term. The Company shall be dissolved and its affairs wound up in accordance with the Act and this Agreement on December 31, 2095 unless the term shall be extended by amendment to this Agreement, or unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Agreement.

         2.4. Registered Agent and Office. The registered agent for the service of process and the registered office of the Company shall be that Person and location set forth in the Certificate. The Majority Members may, from time to time, change the registered agent or office through appropriate filings with the Department of State of Delaware. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Majority Members shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

         2.5. Principal Office. The Principal Office of the Company shall be located at: c/o Warburg, Pincus Ventures, L.P., 466 Lexington Avenue, New York 10017.

                                  ARTICLE III.
                           PURPOSE; NATURE OF BUSINESS

         3.1. Purpose. (a) The purpose of the Company is to acquire, hold, sell or otherwise dispose of interests in the Portfolio Company and to hold proceeds from any such disposition.

                  (b) The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business as described in this Article III. The Company exists only for the purpose specified in this Article III and may not conduct any other business without the unanimous consent of the Members.



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                                   ARTICLE IV.
                             ACCOUNTING AND RECORDS

         4.1. Records to be Maintained. The Company shall maintain the following records at the Principal Office:

                  (a) a current list of the full name set forth in alphabetical order and last known mailing address of each Member, together with information relating to each Member's Capital Contributions and Membership Interest;

                  (b) a copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any such amendment has been executed;

                  (c) a copy of the Company's federal, state and local income or information tax returns and reports for the three most recent Fiscal Years; and

                  (d) the Company's books and records, including financial statements of the Company, which shall be open to inspections by the Members or their agents at reasonable times.

         4.2. Tax Returns and Reports. The Tax Matters Member, at the Company's expense, shall cause the Company's accountants to prepare and timely file income tax returns of the Company in all jurisdictions where such filings are required, and the Company shall cause the Company's accountants to prepare and deliver to each Member, within ninety (90) days after the expiration of each Fiscal Year or as soon as practicable thereafter, at the Company's expense, all information with respect to the Company required by the Code and Tax Regulations for the preparation of the Members' federal income tax returns.

                                   ARTICLE V.
                                     MEMBERS

         5.1. Names and Addresses. The names and addresses of the Members are as stated on the signature page hereof.

         5.2. Admission of New Members. (a) The Majority Members may effect, at their sole discretion, a Membership Admission in respect of which the consideration to be paid for the Membership Interest to be issued or sold is solely cash.

         (b) Any Membership Admission not described in clause (a) above shall require the prior written consent of all the Members.

         5.3. Pre-emptive Rights. Except with respect to a Membership Admission occurring pursuant to Section 5.2(b), no later than ten (10) Business Days before the consummation of a Membership Admission in respect of which WPV or any Affiliate thereof (other than the Portfolio Company or its subsidiaries) acquires a Membership Interest, WPV, on behalf of the Company, shall give a written notice (a "Preemption Notice") thereof to Diller and RS. Such notice shall contain: the identity of the purchaser that is the subject of the Membership Admission, the amount of consideration to be paid by such purchaser; and a binding offer by the Company to sell to Diller and RS, as the case may be, an amount of Membership Interests, on the same terms and conditions offered to the proposed purchaser, in an amount not to exceed the lesser of (i) the amount which may be designated by Diller and RS, as the case may be, in their respective Acceptance Notice (as defined below) or (ii) an amount which, after giving effect to such Membership Admission, will cause the ratio of the Regular Membership Interest Percentage of Diller and RS, as the case may be, to that of all the Members, computed immediately before consummation of such Membership Admission, to equal the ratio of the Regular Membership Interest Percentage of Diller and RS, as the case may be, to that of all the Members, computed immediately after such consummation. Diller and RS, as the case may be, may accept such offer, in whole or in part, only by sending a notice of acceptance (an "Acceptance Notice") to the Company no later than eight (8) Business Days after the date the Preemption Notice was given. Diller and RS, as the case may be, shall specify in the Acceptance Notice the amount of Membership Interests that they respectively agree to purchase. The Acceptance Notice shall constitute a binding agreement of Diller and RS, as the case may be, to purchase such interests. If Diller or RS gives such Acceptance Notice, then, on the date on which such Membership Admission is consummated, the Company shall issue and sell to Diller and RS, as the case may be, and Diller and RS, as the case may be, shall purchase from the Company, the Membership Interests subject to the Acceptance Notice at the price per unit contained in the Preemption Notice. In the event that an Acceptance Notice is not given by Diller or RS, as the case may be, by the end of such eight (8) Business Day period or Diller or RS, as the case may be, notifies the Company during such period of his or its intention not to exercise his or its pre-emptive rights under this Section 5.3 (the "Preemptive Refusal Notice"), the Company shall have ninety (90) days from the earlier of the date such Preemptive Refusal Notice is given and the end of such eight (8) Business Day period to sell the Membership Interests subject to the Preemption Notice given to Diller or RS, as the case may be, to the proposed purchaser named therein (or their Affiliates), but such sale must be upon terms and conditions that are no more favorable to such purchaser or less favorable to the Company than those set forth in such Preemption Notice. If the Membership Interests subject to such Preemption Notice are (a) not sold before the expiration of such ninety (90) day period, (b) are proposed to be sold to purchasers other than those identified in such Preemption Notice (or their Affiliates) or (c) are proposed to be sold on terms more favorable to the proposed purchaser or less favorable to the Company, the Company shall give another Preemption Notice to Diller and RS. Nothing in this Agreement shall require the Company to consummate any proposed Membership Admission.


                                   ARTICLE VI.
                          RIGHTS AND DUTIES OF MEMBERS

         6.1. Management. (a) General Provisions. The management of the Company shall be vested exclusively in the Majority Members in their capacity as Members. Such Members shall have all authority, rights and powers in the management of the Company's business to do any and all acts and things necessary, proper, appropriate, advisable, incidental or convenient to effectuate the purposes of this Agreement, including, without limitation, the acquisition, disposition and voting of securities of the Portfolio Company. Any action taken by the Members on behalf of the Company in accordance with the foregoing provisions shall constitute the act of and shall serve to bind the Company.

                           (b)  Delegation of Powers.  The Majority Members
may, by instrument in writing, delegate their powers, but not their responsibilities, to officers or agents or employees of the Company or of any Member or to any other Person, provided, however, that no Person shall be entitled to rely on such delegation unless presented with a copy of such written instrument.

                           (c)  Fees and Expenses.  No Member shall receive
any remuneration from the Company as a result of being a Member or from any activity in which the Company is engaged.

         6.2. Liability of Members. No Member shall be liable as such for the liabilities of the Company.

         6.3.  Conflicts of Interest.

                  (a) Subject to clause (c) below, a Member may lend money to, and transact other business with, the Company. The rights and obligations of a Member who lends money to, or transacts business with, the Company shall be the same as those of a person who is not a Member, subject to applicable law and clause (c) below.

                  (b) A Member shall only devote such amount of its time as it deems necessary to advance the interests of the Company.

                  (c) Without the written consent of all the Members, no Member or its Affiliates shall engage in any transaction with the Company or its Affiliates, except for (i) transactions solely between the Company, the Portfolio Company and their respective subsidiaries,(ii) transactions pursuant to the Employment Agreement, (iii) transactions that are fair to the Company, the Portfolio Company and their respective subsidiaries, (iv) transactions in respect of which all Members participate ratably on substantially the same basis, in proportion to their respective Regular Membership Interests, (v) loans from WPV (or its Affiliates) to the Company to cover operating expenses of the Company on terms that the Majority Members deem to be commercially reasonable and (vi) transactions otherwise permitted under this Agreement. Nothing in this
Section 6.3(c) shall limit transactions between the Portfolio Company and its controlled Affiliates, on the one hand, and Diller and his Affiliates, on the other.

                   (d) Unless otherwise prohibited by this Agreement, nothing herein shall prohibit any Member from engaging in any transactions whatsoever, including those that are competitive with the Company, the Portfolio Company or any of their respective subsidiaries.

                  6.4. Exculpation and Indemnification of Members. (a) No Member shall be liable, directly or indirectly, to the Company or to any other Member for any loss, claim, damage or liability arising from any act or omission performed or omitted by it in connection with this Agreement or in its capacity as a Member or Tax Matters Member of the Company, except to the extent any such losses, claims, damages or liabilities are primarily attributable to such Member's gross negligence, fraud or willful misconduct.

                   (b) The Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Member against all losses, claims, damages or liabilities to which such Member, as such, may become subject in connection with any matter arising out of or related to the Company's business or affairs, except (i) to the extent any such loss, claim, damage or liability is finally judicially determined to be primarily attributable to such Member's gross negligence, fraud or willful misconduct or (ii) for economic loss to such Member's Membership Interest. If a Member becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or related to the Company's business or affairs, the Company will periodically reimburse such Member for its legal and other expenses incurred in connection therewith, provided that such Member shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Member is not entitled to be indemnified by the Company in connection with such action proceeding or investigation. If for any reason (other than the gross negligence, fraud or willful misconduct of such Member) the foregoing indemnification is unavailable to such Member, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Member as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and such Member on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits (if permitted by applicable law to be taken into account in respect of such contribution) referred to above but also any other relevant equitable consideration.

                   (c) The reimbursement, indemnity and contribution provisions of this Section 6.4 shall (i) extend upon the same terms and conditions (but only to the extent any loss, claim, damage or liability relates to the business or affairs of the Company) to the directors, officers, employees and Affiliates and agents of the applicable Member and (ii) be reduced (and, if applicable, refunded) by the amount of any insurance or other payments from third parties, including the Portfolio Company, in respect of an indemnifiable claim hereunder.

                                  ARTICLE VII.
                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

         7.1. Contributions. In connection with the Purchase Closing, each Member has contributed cash to the Company in the respective amount mutually agreed upon by all the Members.

         7.2. No Obligation to Restore Deficit Balance. Except as required by law, no Member shall be required to restore any deficit balance in its Capital Account.

         7.3. Withdrawal; Successors. A Member shall not be entitled to withdraw any part of its Capital Account or to receive any distribution from the Company, except as specifically provided in this Agreement. Any Member whose interest in the Company shall be increased by means of a transfer to it of all or portion of the interest of another Member shall have a Capital Account with respect to such other Member's interest initially equal to the Capital Account with respect to such interest of the Member from whom such interest is acquired, except as otherwise required to account for any step up in basis resulting from a termination of the Company under Section 708 of the Code by reason of such interest transfer.

         7.4. Interest. No Member shall be entitled to interest on such Member's Capital Contribution or on any profits retained by the Company.

         7.5. No Personal Liability. No Member shall have any personal liability for the repayment of any Capital Contributions of any other Member.

         7.6. Capital Account. An account shall be established and maintained for each Member in accordance with Section 1.704-1(b)(2)(iv) of the Tax Regulations.

                                  ARTICLE VIII.
                          ALLOCATIONS AND DISTRIBUTIONS

         8.1. Determination of Profits and Losses. Profits and Losses of the Company shall be determined (i) annually as of the close of the Company's Fiscal Year, (ii) as of a Membership Admission, (iii) as of the withdrawal of all or a portion of a Member's Membership Interest and (iv) as of the date of a Dissolution Event. Such determination shall be made by the Majority Members in accordance with generally accepted accounting principles.

         8.2. Allocations. Except as required pursuant to Section 704 or any other provision of the Code, all items of income, gain, deduction, loss and credit shall be allocated among the Members so that the Capital Accounts of the Members reflect, to the greatest extent possible, the amounts that would be distributed to each Member if the Company were to dispose of all its assets at Book Value and were to distribute the proceeds of such disposition in accordance with Section 11.3 hereof.

         8.3. Distributions. (a) The Company shall distribute, at such times as determined by the Majority Members, but in any event promptly upon receipt of cash or Liquid Securities (or promptly after a Dissolution Event pursuant to Section 11.1(d) or (e) hereof has occurred, as the case may be), in each case after payment of all current liabilities of the Company and the creation of such reserves to fund liabilities (contingent or otherwise) of the Company as reasonably determined by the Majority Members (subject to the reasonable approval of RS and Diller), cash and Liquid Securities (and in the case of a Dissolution Event pursuant to Section 11.1(d) or (e) hereof, securities of the Portfolio Company) to the Members as follows:

                           (i) First, to each Member in accordance with its Regular Membership Interest Percentage, until the amounts theretofore and then distributed under this Section 8.3 (a)(i) are equal to the aggregate Capital Contributions of all Members plus such additional amount so as to cause the internal rate of return on such Capital Contributions to equal 10%, compounded annually;

                           (ii) Second, (x) Diller's Regular Membership Interest Percentage to Diller, (y) a percentage equal to the product of the Combined Regular Membership Interest Percentage and 5% to RS and (z) the balance to each Member (other than Diller) in accordance with the ratio of its Regular Membership Interest Percentage to the sum of all Members' (other than Diller's) Regular Membership Interest Percentages, until the amounts theretofore and then distributed to WPV and RS under Sections 8.3(a)(i) and (ii)(z) are equal to the aggregate Capital Contributions of all such Members plus such additional amount so as to cause the internal rate of return on such Capital Contributions to equal 15%, compounded annually;

                           (iii) Third, (x) Diller's Regular Membership Interest Percentage to Diller, (y) a percentage equal to the product of the Combined Regular Membership Interest Percentage and 7.5% to RS and (z) the balance to each Member (other than Diller) in accordance with the ratio of its Regular Membership Interest Percentage to the sum of all Members' (other than Diller's) Regular Membership Interest Percentages, until the amounts theretofore and then distributed to WPV and RS under Sections 8.3(a)(i), (ii)(z) and (iii)(z) are equal to the aggregate Capital Contributions of all such Members plus such additional amount so as to cause the internal rate of return on such Capital Contributions to equal 20%, compounded annually;

                           (iv) Fourth, (x) Diller's Regular Membership Interest Percentage to Diller, (y) a percentage equal to the product of the Combined Regular Membership Interest Percentage and 15% to RS and (z) the balance to each Member (other than Diller) in accordance with the ratio of its Regular Membership Interest Percentage to the sum of all Members' (other than Diller's) Regular Membership Interest Percentages, until the amounts theretofore and then distributed to WPV and RS under Sections 8.3(a)(i), (ii)(z), (iii)(z) and (iv)(z) are equal to the Capital Contributions of all such Members plus such additional amounts so as to cause the internal rate of return on such Capital Contributions to equal 40%, compounded annually; and

                           (v) Fifth, (x) Diller's Regular Membership Interest Percentage to Diller, (y) a percentage equal to the product of the Combined Regular Membership Interest Percentage and 20% to RS and (z) the balance to each Member (other than Diller) in accordance with the ratio of its Regular Membership Interest Percentage to the sum of all

         Members' (other than Diller's) Regular Membership Interest
         Percentages.

                  (b) Distributions consisting of both cash and Liquid Securities (and, in the case of a Dissolution Event described in Section 11.1(d) or (e) hereof, securities of the Portfolio Company) shall be made, to the extent practicable, in equal proportions of cash and such Liquid Securities (and in the case of a Dissolution Event described in Section 11.1(d) or (e) hereof, securities of the Portfolio Company) as to each Member receiving such distributions.

                  (c) From and after (i) the date Snyder terminates his employment with the Portfolio Company for Good Reason, the date of the Portfolio Company's termination of Snyder's employment, other than for Cause, or the termination of the employment of Snyder with the Portfolio Company due to death or disability of Snyder or to the expiration of the Employment Period, if (x) RS has elected, pursuant to Section 10.4(b) hereof, to cause its Membership Interest to be converted into a Regular Membership Interest or (y) WPV has delivered a Liquidation Notice pursuant to Section 10.4(b) hereof, or (ii) the Company's beneficially owning (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and assuming for such purposes that all rights, options and warrants to purchase, and all securities convertible into, common stock of the Portfolio Company are fully exercised or converted, as the case may be) less than 5% of the outstanding common stock of the Portfolio Company, then WPV may elect, in the case of clause (ii) above, by giving notice to the Company and RS no later than 30 Business Days after the occurrence of any such event, to cause RS's Membership Interest to be, and, in the case of clause
(i) above, RS's Membership Interest shall be, converted into a Regular Membership Interest on the following basis: (w) the fair market value of the respective Membership Interests of the Members shall be determined in accordance with Section 10.4(c) hereof, as of the end of the fiscal quarter of the Company which immediately precedes such termination or election, as the case may be (the "Valuation Date"); (x) each Member's Regular Membership Interest Percentage shall, as of the Valuation Date, be readjusted so that such percentage in respect of such Member equals the ratio of the fair market value of such Member's Membership Interest divided by the fair market value of all Members' Membership Interests; (y) Section 8.3(a)(i), (ii), (iii), (iv) and (v) shall, as of the Valuation Date, be replaced by the following: "To each Member in the ratio that the Regular Membership Interest of such Member bears to the Regular Membership Interests of all the Members."; and (z) (A) if, at the time a Liquidation Notice is given, the Company has the right to cause the Portfolio Company (I) to effect two demand registrations pursuant to the Registration Rights Agreement, the Company's rights to initiate one such registration shall be assigned to RS and the Company's rights to initiate the other shall be assigned to WPV and (II) to effect one demand registration pursuant to the Registration Rights Agreement, the Company's rights to initiate the same will be assigned to WPV; provided that this clause (A) shall only apply in the case of a Liquidation Notice given pursuant to Section 10.4(b) hereof; and (B) each Member will have the right to participate in all registrations effected pursuant to the Registration Rights Agreement on a pari-passu basis; provided that, other than in respect of the one demand registration right assigned to RS pursuant to clause (A) above, WPV shall have the sole right to initiate all demand registrations.

                  (d) For purposes of this Section 8.3, Liquid Securities shall be valued at their fair market value determined in accordance with Section 10.4(c) hereof.

                  (e) No Property other than cash and Liquid Securities (and in the case of a Dissolution Event described in Section 11.1(d) or (e) hereof, securities of the Portfolio Company) shall be distributed to the Members without the consent of all the Members.

                                   ARTICLE IX.
                                   TAX MATTERS

         9.1. Tax Matters Member. WPV shall be the Tax Matters Member of the Company pursuant to Section 6231(a)(7) of the Code. Such Member shall not resign as the Tax Matters Member unless, on the effective date of such resignation, the Company has designated another Member as Tax Matters Member and such Member has given its consent in writing to its appointment as Tax Matters Member. The Tax Matters Member shall receive no additional compensation from the Company for its services in that capacity, but all expenses incurred by the Tax Matters Member in such capacity shall be borne by the Company. The Tax Matters Member is authorized to employ such accountants, attorneys and agents as it, in its sole discretion, determines is necessary to or useful in the performance of its duties. In addition, such Member shall serve in a similar capacity with respect to any similar tax-related matters under state or local laws.

         9.2. Mandatory Section 754 Election. Upon a Transfer by a Member of its Membership Interest, which Transfer is permitted by the terms of this Agreement or effected by operation of law, or upon the death of a Member or Snyder or the distribution of any Property of the Company to one or more Members, the Members, upon the request of RS or one or more of the transferees or distributees, shall cause the Company to file an election on behalf of the Company, pursuant to Section 754 of the Code, to cause the basis of the Company's Property to be adjusted for federal income tax purposes in the manner prescribed in Section 734 or Section 743 of the Code, as the case may be. The cost of preparing such election, and any additional accounting expenses of the Company occasioned by such election, shall be borne by such transferees or distributees.

                                   ARTICLE X.
                        TRANSFER OF MEMBERSHIP INTERESTS

         10.1. Transfer of Securities. No Member shall Transfer all or any portion of its Membership Interest other than in accordance with the provisions of this Article X. Any Transfer or purported Transfer made in violation of this
Article X shall be null and void and of no effect.

         10.2. Transfer to Affiliates. Subject to the provisions of Section 10.3, (i) any Member who is a natural person may effect a Transfer of all or a portion of his Membership Interest (or any direct or indirect interest in any Person holding such Membership Interest) to such Member's spouse, immediate family members or lineal descendants or a trust the primary beneficiaries of which are such Persons, (ii) any Person may effect a Transfer of all or a portion of its Membership Interest (or any direct or indirect interest in any Person directly or indirectly holding such Membership Interest) to an Affiliate of WPV, in the case of Transfers by WPV or Affiliates of WPV, of RS, in the case of Transfers by RS or Affiliates of RS, or of Diller, in the case of Transfers by Diller or Affiliates of Diller; all such transferees (and RS) shall transfer such Membership Interest (or direct or indirect interest in any Person directly or indirectly holding such Membership Interest) to an Affiliate of WPV, RS or Diller, as the case may be, prior to such transferee's no longer being an Affiliate of WPV, RS or Diller, as the case may be. In addition, (i) Snyder may effect a Transfer of all or a portion of his Membership Interest (or any direct or indirect interest in any Person directly or indirectly holding such Membership Interest) to a partnership of which (a) Snyder is a general partner at the time of the Transfer to the partnership (the "Snyder Family Partnership"), and/or (b) a trust primarily for the benefit of Snyder and/or his spouse and/or his descendants, of which at least one Trustee is Snyder (the "Holdings Trust"), is a general partner at the time of the Transfer to the partnership and (ii) the Snyder Family Partnership may effect a Transfer of all or a portion of its Membership Interest (or any direct or indirect interest in any Person directly or indirectly holding such Membership Interest) to Snyder, Snyder's spouse, Snyder's immediate family members or lineal descendants or a trust the primary beneficiaries of which are such Persons.

         10.3. Conditions to Transfer. No Member shall Transfer any portion of its Membership Interest under Section 10.2 unless (i) the transferee (if other than another Member) agrees to be bound by this Agreement and executes a counterpart hereof and such further documents as may be necessary, in the opinion of the Company and its counsel, to make it a party hereto (and any such transferee shall then be deemed a Member for all purposes of this Agreement but no such agreement shall relieve the transferor from liability herein); and (ii) such Transfer is made pursuant to either an effective registration statement under the Securities Act and any applicable state securities laws or an available exemption from the registration requirements of the Securities Act and such laws.

         10.4. Call and Put Option Upon Termination of Snyder's Employment.

                  (a) If Snyder shall voluntarily terminate his employment with the Portfolio Company (other than for (i) Good Reason or (ii) death or Disability or expiration of the Employment Period) or the Portfolio Company shall terminate his employment for Cause, WPV shall have the option, exercisable within 30 days after such termination of employment, to purchase from RS and RS shall be required to sell the entire Membership Interest of RS (or its transferee) for cash in an amount equal to the lesser of (x) the Capital Account (determined as if Section 1.2(b) hereof did not apply at all times) of RS as of the end of the fiscal quarter immediately preceding such termination and (y) the fair market value of the Membership Interest of RS.

                  (b) If (i) Snyder shall voluntarily terminate his employment with the Portfolio Company for Good Reason, (ii) Snyder's employment with the Portfolio Company is terminated due to death, disability or expiration of the Employment Period or (iii) the Portfolio Company shall terminate his employment other than for Cause, RS shall have the option, exercisable by providing written notice to WPV within 30 days after such termination of employment, (x) to sell to WPV, and WPV shall be required to purchase, the entire Membership Interest of RS (or its transferee) for fair market value or (y) to cause its Membership Interest to be converted into a Regular Membership Interest as provided in
Section 8.3(c) hereof; provided, however, that whether or not either such option is exercised by RS, WPV may, upon notice (the "Liquidation Notice") given to RS and Diller within 10 days after WPV receives such notice of exercise or 40 days after the occurrence of any such event, whichever period is shorter, elect to dissolve the Company in accordance with Article XI hereof. If Snyder elects to cause RS's Membership Interest to be sold pursuant to this Section 10.4(b), Diller shall also sell his Membership Interest to WPV (and WPV shall purchase the same) for fair market value, so long as WPV has not given a Liquidation Notice.

                  (c) For purposes of this Section 10.4 and Section 8.3 hereof, the fair market value of the Membership Interest of any

Member shall be equal to the amount that such Member would receive if the Company were to sell for cash all its assets at fair market value (as determined in good faith by RS and Diller, on the one hand, and WPV, on the other) and then liquidate in accordance with Article XI hereof. If RS and Diller, on the one hand, and WPV, on the other, cannot in good faith reach agreement as to such value within 50 days after the date of termination, such value shall be determined in good faith by an independent investment banking firm selected jointly by RS and Diller, on the one hand, and WPV, on the other hand, or, if they cannot agree upon such a selection within 60 days after the date of termination, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. The Company shall pay all the fees and expenses of any third parties incurred in connection with determining such value.

                  (d) Within the later of 30 days of notice of exercise of the call or put option pursuant to this Section 10.4 and 20 days of the date of determination of fair market value, RS (or their transferees, as applicable) and, in case the last sentence of Section 10.4(b) applies, Diller (or his transferees, if applicable) will convey to WPV their entire respective Membership Interests, free and clear of all liens, claims and encumbrances and WPV shall deliver cash to RS and Diller, as the case may be (or their respective transferees, if applicable), in the appropriate amount in consideration therefor, at a closing to be held at the Principal Office.

         10.5. Withdrawal By Diller. At any time following the second anniversary of the Purchase Closing, Diller, upon written notice given to the Company, may cause the Company to distribute to him, in exchange for the complete termination of his Membership Interest, a number of each type of securities of the Portfolio Company then owned by the Company (and such portion of any other property then owned by the Company), as shall equal the product of
(a) Diller's Regular Membership Interest Percentage then in effect and (b) the aggregate number or amount of each type of security and other property then owned by the Company. In the event that at the time of such distribution, there exist liabilities of the Company (whether accrued, contingent or otherwise), the value of such liabilities shall be determined in good faith by the Majority Members, which value shall be subject to Diller's reasonable approval. If Diller and the Majority Members cannot agree upon such value within 30 days after the date of determination by the Majority Members, then Diller and WPV shall agree to the selection of an independent investment banking firm to make such determination, whose determination shall be final and binding on the parties. Diller, at his option, shall pay his Regular Membership Interest Percentage of the aggregate value of such liabilities either by crediting against the distribution otherwise being made to him securities or other property with a fair market value equal to his proportionate share of the liabilities or by paying cash. Diller shall elect such method of payment by notice given to the Company within 10 business days of the final determination of the value of the Company's liabilities. The Company shall pay all the fees and expenses of any third parties incurred in connection with determining such value. All securities and other property shall be distributed to Diller free and clear of all liens, claims and encumbrances. Diller shall not have any rights in respect of the Registration Rights Agreement other than piggy-back registration rights.

         10.6. Injunctive Relief. The Company and the Members hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any Member to perform any of its obligations set forth in this Article X. Therefore, the Company and the Members shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Members hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

                                   ARTICLE XI.
                           DISSOLUTION AND WINDING UP

         11.1. Dissolution. The Company shall be dissolved and its affairs wound up, upon the first to occur of any of the following events (each of which shall constitute a Dissolution Event):

                  (a) the disposition for cash and/or Liquid Securities of all the securities and substantially all of the other Property held by the Company, unless the Company is continued with the consent of all the Members;

                  (b) the expiration of the term of this Agreement, unless the Company is continued with the consent of all the Members;

                  (c)  the unanimous written consent of all the Members;

                  (d) the date on which WPV gives a Liquidation Notice pursuant to Section 10.4(b) hereof;

                  (e) from and after the date on which RS (and its transferees) is no longer a Member, upon notice given by WPV to Diller; and

                  (f) the bankruptcy, death, dissolution, expulsion, incapacity or withdrawal of any Member unless, within 90 days after such event, the Company is continued by the written consent of the remaining Majority Members.

         11.2. Effect of Dissolution. Upon dissolution, the Company shall not be terminated and shall continue until the winding up of the affairs of the Company is completed and a certificate of cancellation has been issued by the Secretary of State of Delaware.

         11.3. Distribution of Assets on Dissolution. Upon the winding up of the Company, the Members designated by the remaining Majority Members shall take full account of the assets and liabilities of the Company and shall liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof; provided that no such liquidation shall be required in respect of a Dissolution Event described in Section 11.1(d) or (e) hereof. The proceeds of any liquidation (and, in the case of a Dissolution Event described in Section 11.1(d) or (e) hereof, securities of the Portfolio Company) shall be applied and distributed in the following order:

                  (a) first, to the payment of the debts and liabilities of the Company to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of such debts and liabilities and to the payment of necessary expenses of liquidation;

                  (b) second, to the setting up of any reserves which such Members may deem necessary or appropriate for any anticipated obligations or contingencies of the Company arising out of or in connection with the operation or business of the Company. Such reserves may be paid over by such Members to an escrow agent or trustee selected by such Members to be disbursed by such escrow agent or trustee in payment of any of the aforementioned obligations or contingencies and, if any balance remains at the expiration of such period as such Members shall deem advisable, shall be distributed by such escrow agent or trustee in the manner hereinafter provided;

                  (c) then, to the Members in accordance with Section 8.3 hereof.

                  In the case of a dissolution pursuant to Section 11.1(d) or 11.1(e) hereof, but subject, in the case of Section 11.1(d), to RS's rights under Section 8.3(c) hereof, WPV shall be assigned the Registration Rights Agreement which agreement shall be deemed to have no value for this purpose.

         11.4. Winding Up and Filing Articles of Cancellation. Upon the commencement of the winding up of the Company, articles of cancellation shall be delivered by the Company to the

Secretary of State of Delaware for filing. The articles of cancellation shall set forth the information required by the Act. The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made and all the remaining Property of the Company has been distributed to the Members.

                                  ARTICLE XII.
                                  MISCELLANEOUS

         12.1. Notices. Notices to the Company shall be sent to the Principal Office of the Company. Notices to the Members shall be sent to their addresses set forth on the signature page hereof. Any Member may require notices to be sent to a different address by giving notice to the Company and the other Members in accordance with this Section 12.1. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given with receipt confirmed if and when delivered personally, given by prepaid telegram or mailed first class, postage prepaid, delivered by courier, or sent by facsimile, to such Members at such addresses.

         12.2. Amendment; Waiver. Amendments to this Agreement may be made from time to time, provided, however, that, except as otherwise provided in the last sentence of this Section 12.2 or elsewhere in this Agreement, no amendment, modification or waiver of this Agreement or any provision hereof shall be valid or effective unless in writing and signed by each and every Member. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of like or different nature. The Majority Members may amend this Agreement in any way necessary, in their reasonable judgment, to effectuate a Membership Admission; provided that, in the case of a Membership Admission in respect of which the other Members' pre-emptive rights pursuant to Section 5.3 hereof do not apply, no such amendment shall materially adversely affect the rights of other Members herein so long as Snyder remains the Chief Executive Officer of the Portfolio Company.

         12.3. Headings. All Article and Section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any Article or Section.

         12.4. Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors, heirs, legatees, devisees, assigns, legal representatives, executors and administrators, except as otherwise provided herein.

         12.5. Saving Clause. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. If the operation of any provision of this Agreement would contravene the provisions of the Act, such provision shall be void and ineffectual.

         12.6. Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one instrument.

         12.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws or provisions thereof.

         12.8. No Partnership Intended for Non-Tax Purposes. The Members have formed the Company under the Act and expressly do not intend hereby to form a partnership, either general or limited, under any statute or law. The Members do not intend to be partners one to another or partners as to any third party. To the extent any Member, by word or action, represents to another person that any Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Members who incur personal liability by reason of such wrongful representation.

         12.9. No Rights of Creditors and Third Parties under Agreement. This Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or any third party shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

         12.10.General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) accounting terms not otherwise defined herein have the meanings given to them in the United States in accordance with generally accepted accounting principles;

                  (c) references herein to "Articles", "Sections" and other subdivisions without reference to a document are to designated Articles, Sections and other subdivisions of this Agreement;

                  (d) a reference to a paragraph without further reference to a Section is a reference to such paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

         12.11. Waiver of Partition. Each Member hereby waives its right to bring an action for partition of any of the Property owned by the Company.

         12.12. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto. Nothing herein shall change the rights or duties of any Person under the Employment Agreement or under the letter agreement, dated as of the Effective Date, between the Company and Snyder.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the Effective Date.

                         WARBURG, PINCUS VENTURES, L.P.


                         By: WARBURG, PINCUS & CO., its
                                 general partner



                         By: /s/ David A. Tanner
                            Name:  David A. Tanner
                            Title: Partner


                         Address:


                         466 Lexington Avenue
                         New York, New York 10017


                         SNYDER 1996 FAMILY LIMITED PARTNERSHIP
                         (as transferee of Richard E. Snyder
                         under Section 10.2)



                         By: /s/ Richard E. Synder
                                Richard E. Snyder
                                 General Partner



                         Address:


                         c/o Richard E. Snyder
                         44 West 77th Street
                         New York, New York 10024



                         ARROW HOLDINGS, LLC

                         By: ARROW INVESTMENTS, INC.,
                              its Manager


                         By: /s/ Barry Diller
                               Name: Barry Diller



                         1940 Coldwater Canyon
                         Beverly Hills, California 90210